Exhibit 99.1

Key Energy Services, Inc.

News Release

For Immediate Release:

Contact: Bill Austin

Thursday, April 3, 2008

(713) 651-4300

KEY ENERGY SERVICES ACQUIRES WESTERN DRILLING

HOUSTON, TX, April 3, 2008 – Key Energy Services, Inc. (NYSE: KEG) announced today that it has acquired Western Drilling (“Western”) for approximately $51 million in cash.  Key will retain net working capital of approximately $5 million and will not assume any debt of Western.

Western, which is located in Taft, California, provides well service and horizontal drilling services, with all operations conducted in California.  Western owns 22 working well service rigs, including 6 heavy-duty 24-hour rigs that are used for horizontal drilling projects.  Other assets owned by Western include 3 stacked well service rigs and rental equipment used in the workover and rig relocation process. The Western business is expected to contribute annual revenues of approximately $38 million and the operations will be integrated into Key’s existing California division.

Commenting on the Western acquisition, Dick Alario, Chairman and CEO, stated, “We are excited to continue our expansion into the oil-rich California market.  The Western assets are a great complement to our December acquisition of the well service assets of Kings Oil Tools, and with this acquisition we believe that we are now the market leader in California with 161 working rigs, making Key the largest well service provider to all large oil and gas producers in the state.  Except for the Los Angeles basin, we now service every oil and gas producing field in California.  This is significant as our California division continues to be Key’s best performing and most stable business unit.”

Mr. Alario continued, “We are particularly excited to welcome Fred Holmes, Western’s former owner, to the Key Energy Services family.  Fred brings significant industry experience and he will be a critical member of our California team.”

Simmons and Company International acted as advisor on behalf of Western Drilling.

1301 McKinney Street, Suite 1800, Houston, TX 77010

Key Energy Services, Inc. is the world’s largest rig-based well service company.  The Company provides oilfield services including well servicing, pressure pumping, fishing and rental tools, electric wireline and other oilfield services.  The Company has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Argentina and Mexico.

Certain statements contained in this news release constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company, the Company’s industry, management’s beliefs and certain assumptions made by management. Whenever possible, the Company has identified these “forward-looking statements” by words such as “expects,” “believes,” “anticipates” and similar phrases. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that the Company will be unable to successfully integrate acquired operations, including retaining employees and maintaining customer relationships; risks affecting the ability of the Company to achieve projected revenues for the acquired business, including the ability to maintain prices, the impact of new rigs coming into the market and weather risk; and risks affecting activity levels for rig hours including the risk that commodity prices decline or the risk that capital budgets from the Company’s customers decrease and other risks affecting the California market such as heightened regulatory scrutiny and related litigation. Readers should also refer to the section entitled “Risk Factors” in the 2007 Annual Report on Form 10-K filed February 29, 2008 for a discussion of risks to which the Company is subject. Because such statements involve risks and uncertainties, the actual results and performance of the Company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports or documents the Company files periodically with the Securities and Exchange Commission.